Exhibit 99.1

White Mountains Insurance Group, Ltd. Annual Investor Meeting June 13, 2012

2 Forward-Looking Statements This presentation contains, and management may make, certain statements that are not historical facts but that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this presentation which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. Please see our discussion on page 90 of our 2011 report on Form 10-K and on page 99 of OneBeacon’s 2011 report on Form 10-K for a more detailed discussion of the types of expressions that may identify forward-looking statements. Such statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important risks and uncertainties which, among others, could cause our actual results to differ materially from our expectations, including those reflected in our forward-looking statements. These risks and uncertainties include, but are not limited to: (i) the risks associated with Item 1A of the Company’s and OneBeacon’s 2011 reports on Form 10-K and the Company’s March 31, 2012 Form 10-Q; (ii) claims arising out of catastrophic events, such as hurricanes, earthquakes, floods or terrorist attacks; (iii) the continued availability of capital and financing; (iv) general economic, market or business conditions; (v) business opportunities (or lack thereof) that may be presented to us and pursued; (vi) competitive forces, including the conduct of other property and casualty insurers and reinsurers; (vii) changes in domestic or foreign laws or regulations, or their interpretation, applicable to us, our competitors or our clients; (viii) an economic downturn or other economic conditions adversely affecting our financial position; (ix) recorded loss reserves subsequently proving to have been inadequate; (x) actions taken by rating agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch; and (xi) other factors, most of which are beyond our control. Consequently, all of the forward-looking statements made in this presentation are qualified by these cautionary remarks, and the results or developments that we anticipate may not be realized or, even if substantially realized, there is no assurance that they will have the expected consequences to, or effects on, us or our business or operations. Our forward-looking statements speak only as of the date of this presentation and we assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise. Non-GAAP Financial Measures Within this presentation, we use certain non-GAAP financial measures which are identified with a “NGM” designation. Please see the appendix at the end of the presentation for an explanation of each such non-GAAP financial measure and a reconciliation of the measure to its most closely comparable GAAP financial measure. An electronic copy of this presentation can be found at our website: www.whitemountains.com

OneBeacon 3

OneBeacon - 14% IRR on Investment Since 2001 4 $ in billions - $2 - $1 $0 $1 $2 $3 $4 cumulative distributions to WTM WTM equity capital committed cost net of cumulative distributions

OneBeacon Results – Transformation to Specialty ($ in millions) 5 AutoOne results for 2001 through 2006 are included and presented as historically reported. In 2011, AutoOne was reclassified to discontinued operations; results for 2007 through 2011 are excluded and presented as reported in 2011. 60% 70% 80% 90% 100% 110% 120% 130% $ - $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 combined ratio net written premium Specialty Insurance Operations OneBeacon Insurance Group Specialty GAAP Combined Ratio OneBeacon GAAP Combined Ratio

OneBeacon – 2011 Highlights BVPS finished at $11.56, up 3% for the year, including dividends Specialty businesses continued growth and solid underwriting Runoff operations continued shrink Capital position right sized Solid reserve position 6

OneBeacon – 2012 Outlook 1Q12: BVPS finished at $11.93, up 5%, including dividends, for 94% combined ratio Total return on investments of 2% Sale of an unused Luxembourg subsidiary to WTM for a $14 million gain Maintain strong capital position Refinance Senior Notes maturing May 2013 Runoff – continue to manage through dedicated team while exploring alternatives Specialty– maintain underwriting discipline while leveraging growth opportunities 89% combined ratio and 17% premium growth in 1Q12 Added Specialty Program Group in 1Q12 All businesses are well positioned to take advantage of improving conditions 7